                                                                   Exhibit 10.48

April 25, 2001

PRIVATE & CONFIDENTIAL
----------------------
Consolidated Water Co. Ltd.
Box 1114
Grand Cayman, B.W.I.

ATTENTION: RICK MCTAGGART

Dear Sir:

RE: CONFIRMATION OF CREDIT FACILITIES

Further to our recent discussions, and subject to the undernoted terms and conditions, we are pleased to offer you financing as follows:

LENDER:                           ROYAL BANK OF CANADA (The "Bank")

BORROWER:                         CONSOLIDATED WATER CO. LTD.(The "Borrower")

AMOUNT: Segment 1) $1,000,000 - Overdraft, revolving Segment 2) $3,500,000 - Standby Line

CURRENCY:                         All dollar amounts in this letter refer to
                                  United States funds, unless otherwise
                                  specified.

PURPOSE: Segment 1) General Operating purposes Segment 2) General Corporate purposes

INTEREST RATES:                   Segment 1) USD/KYD Prime + 1%/LIBOR + 1.50%
                                  Segment 2) LIBOR + 1.50%

                                  The Borrower shall pay interest monthly in arrears on Prime-based facilities at the annual rate set out above calculated on a daily basis and based on the actual number of days elapsed in the period for which interest is being calculated divided by 365. The annual rates of interest to which the rates calculated in accordance with the foregoing provisions are equivalent, are the rates so determined multiplied by the actual number of days in a one year period calculated from the first day on which interest is to be calculated and divided by 365. These rates apply after as well as before maturity, default, and judgement, with interest on overdue interest at the same rate as on the principal.

                                  LIBOR LOANS:

                                   Interest on LIBOR loans shall be payable on each LIBOR interest date. The yearly rates of interest to which the rates determined in accordance with the LIBOR provisions of this agreement are equivalent, are rates so determined multiplied by the actual number of days in a year and divided by 360.

SERVICE PRICING:                  a)    An annual review fee of 1/16% ($2,800
                                        this year) will be charged to cover the
                                        administration involved in reviewing the company's financial information and re-establishing facilities.

                                  b)    Any temporary excesses/amendments and
                                        additional credit requirements are
                                        subject to approval and may be assessed
                                        a fee of up to 1/2%, minimum $1,000.

                                  c)    A fee of 1/2% will be associated with
                                        each draw down under Segment 2.

REPAYMENT:                        Segment 1)  Revolving; repayment in full upon
                                              demand.

                                  Segment 2)  Undrawn portion - 1 year,
                                              extendable term. Drawn amounts -
                                              Monthly payments over a maximum 5
                                              year term, 10 year amortization.

                                  PROHIBITED INTEREST - Nothing in this
                                  agreement shall be construed as obliging the Borrower to pay any interest, charges or other expenses as provided by this agreement or in any other security agreement related thereto in excess of what is permitted by law.

PREPAYMENTS:                      Segment 1) may be prepaid in whole or in part
                                  without penalty.

                                  Segment 2) may only be repaid at maturity
                                  (maturity of each term, i.e., 30 days, 60 days, 90 days etc.).

SECURITY:                         GENERAL SECURITY FOR ALL LOANS

                                  Certified copy of directors' resolutions, bylaws, legal opinions and attendant documents as may be requested by the Bank.

                                  Fixed & floating charge debenture for
                                  USD$2,500,000, with fixed charge covering West Bay Beach North, Block 11D, Parcel 8 and collateral charge covering Governor's Harbour property and floating charge covering all other assets of the Borrower (To be up stamped to USD$4,500,000 as Segment 2) drawn down).

                                  Guarantee & Postponement of Claim in favour of Consolidated Water Co. Ltd. signed by Cayman Water Company Limited.

INSURANCE:                        The Borrower will lodge with the Bank
                                  comprehensive insurance policies satisfactory to the Bank, covering buildings, equipment and inventory with loss made payable firstly to the Bank.

REPRESENTATIONS,
WARRANTIES &
ACKNOWLEDGMENTS:                  The Borrower represents and warrants to the
                                  Bank that:

                                  1) it is a corporation validly incorporated and subsisting under the laws of Cayman Islands, and that it is duly registered or qualified to carry on business in all jurisdictions where the character of the properties owned by it or the nature of its business transacted makes such registration or qualification necessary;

                                  2)    the execution and delivery of this
                                        Agreement has been duly authorized by
                                        all necessary actions and does not (i)
                                        violate any law or, any provision of the charter or any unanimous shareholders agreement to which it is subject or,
                                        (ii) result in a breach of, a default
                                        under, or the creation of any
                                        encumbrance on the properties and assets of it under any agreement or instrument to which it or any of its properties and assets may be bound or affected.

                                  3) There is no provision in the Borrower's articles, bylaws or any unanimous shareholder agreement respecting the ability of the Borrower to:

                                        a)    borrow money upon the credit of
                                              the Borrower;

                                        b)    issue, reissue, sell or pledge
                                              debt obligations of the Borrower;

                                        c)    give a guarantee on behalf of the
                                              Borrower to secure performance of
                                              an obligation to any person; and

                                        d)    mortgage, hypothecate, pledge or
                                              otherwise create a security
                                              interest in all or any property of
                                              the Borrower, owned or
                                              subsequently acquired, to secure
                                              any debt obligation of the
                                              Borrower.

                                  4)    The Borrower is in compliance with all
                                        applicable statutes, regulations, orders and bylaws enacted or adopted for the protection and conservation of the natural environment.

                                  5)    The Borrower has obtained all
                                        certificates, approvals, permits,
                                        consents, orders and directions required concerning the installation or operation of any machinery, equipment or facility constituting assets of the Borrower, or required concerning any land of the Borrower, or required concerning any structure, activity or facility on or in any land of the Borrower, and the Borrower is not aware of any circumstance which might give rise to the revocation of any such certificates, approvals, permits, consents, orders and directions or the implementation of further orders or directions relating to the above which might affect the land or the business of the Borrower which the Borrower has not disclosed fully in writing to the Bank.

COVENANTS:                        The Borrower, by accepting this Offer, agrees:

                                  1)    to deliver to the Bank such financial
                                        and other information as the Bank may
                                        reasonably request from time to time,
                                        including but not limited to the
                                        following:

                                        a)    audited financial statements
                                              within 90 days after each fiscal
                                              year end.

                                        b)    quarterly company prepared
                                              financial statements within 30
                                              days following each quarter end.

                                  2)    not to grant or create any security
                                        interest, lien, charge or encumbrance
                                        affecting any of its properties or
                                        assets, except for any security interest granted to secure an obligation created solely for the purchase of additional fixed assets required for the efficient operation of its business with any such security to cover only the assets purchased.

                                  3)    Debt to Equity shall not exceed 0.85.
                                        "Equity" is defined as the total of
                                        share capital, contributed surplus,
                                        retained earnings and postponed
                                        shareholder loans MINUS intangible
                                        assets and amounts owed to the
                                        Borrower by shareholders/associated
                                        companies.

                                  4)    to maintain a Debt Servicing ratio of
                                        not less than 1.25 (earnings before
                                        interest, depreciation and amortization
                                        divided by principal and interest on all
                                        debt).

                                  All covenants in this agreement or any other agreement between the Borrower and the Bank or other documentation or security will remain in force for the benefit of the Bank at all times before and after the making of advances hereunder and/or the taking of security pursuant hereto.

OTHER CONDITIONS:                 If the Bank chooses to grant forbearance or a
                                  waiver of any of the terms and conditions of this letter, this action will not affect the Bank's ability to act on any subsequent breach or default or the rights of the Bank resulting therefrom.

EVIDENCE OF
INDEBTEDNESS:                     The Bank shall open and maintain at the Branch
                                  of Account, accounts and records evidencing the Borrowings made available to the Borrower by the Bank under this agreement. The Bank shall record the principal amount of such Borrowings, the payment of principal and interest on account of the loans, and all other amounts becoming due to the Bank under this agreement.

                                  The Bank's accounts and records constitute, in the absence of manifest error, PRIMA FACIE evidence of the indebtedness of the Borrower to the Bank pursuant to this agreement.

                                  The Borrower authorizes and directs the Bank to automatically debit, by mechanical, electronic or manual means, any bank account of the Borrower for all amounts payable under this agreement, including but not limited to, the repayment of principal and the payment of interest, fees and all charges for the keeping of such account.

EVENTS OF DEFAULT:                Without limiting the Bank's right to make
                                  demand for payment at any time on demand loans, the Bank may immediately withdraw the Borrower's right to further borrow under this agreement, demand immediate repayment of all amounts outstanding, together with outstanding accrued interest and realize on all or any portion of the security granted to the Bank if any of the following events of default occur:

                                  1)    Failure of the Borrower to pay any
                                        principal, interest or other amounts
                                        when due pursuant to this agreement;

                                  2)    Failure of the Borrower to observe or
                                        perform any covenant, condition or
                                        provision in this agreement or other
                                        documentation or security;

                                  3)    If the Borrower becomes insolvent,
                                        commits an act of bankruptcy, makes an
                                        assignment of property for the benefit
                                        of its creditors, or enters into a bulk
                                        sale of its assets without the prior
                                        written approval of the Bank;

                                  4) If any proceeding is taken with respect to a compromise or arrangement with the creditors of the Borrower, including under the Companies' Creditors Arrangement Act or to have the Borrower declared bankrupt or wound up, or to have a Receiver or Receiver Manager appointed of any part of the mortgaged property or if any encumbrancer takes possession of any part thereof;

                                  5)    There occurs, in the sole opinion of
                                        the Bank:

                                        (a)   a material adverse change in the
                                              financial condition of the
                                              Borrower; or

                                        (b)   an unacceptable change in
                                              ownership of the Borrower; or

                                        (c)   legal implications detrimental to
                                              the affairs of the Borrower;

CONDITIONS PRECEDENT:             The obligation of the Bank to make these
                                  credit facilities available to the Borrower is subject to and conditional upon all security and/or documentation being completed and registered in form and substance satisfactory to the Bank.

REVISION DATE:                    Without limiting any rights the Bank may have
                                  to demand payment, these credit facilities will be subject to review at the Bank's discretion and at least annually.

LEGAL COSTS:                      All legal costs, fees, expenses, etc.
                                  incurred in establishing these credit
                                  facilities, preparation and maintenance of security and documentation are for account of the Borrower.

ACCEPTANCE:                       This offer expires if not accepted in writing
                                  by May 15th, 2001, unless extended in writing by the Bank.

Please acknowledge your acceptance of the above terms and conditions by signing the attached copy of this Offer to Finance in the space provided below and returning to the undersigned. This Offer to Finance cancels and supersedes any previous Offers.

                                       Yours truly,

                                       ROYAL BANK OF CANADA



                                       /s/ G.C. Plamondon
                                       -----------------------------------------
                                       G.C. PLAMONDON,
                                       Sr. Assistant Manager

WE ACKNOWLEDGE AND ACCEPT THE WITHIN TERMS AND CONDITIONS THIS 27TH DAY OF
            APRIL               , 2001.
--------------------------------


CONSOLIDATED WATER CO. LTD.


PER: /s/ Frederick W. Mctaggart
     ----------------------------------
     President and COO


PER: /s/ Peter D. Ribbins
     -----------------------------------
         Director/Secretary